UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2020

MULIANG AGRITECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-201360	90-1137640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2498 Wanfeng Highway, Lane 181, Fengjing Town, Jinshan District Shanghai, China 201501
(Address of principal executive offices)

(86) 21-67355092
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 1.01 Entry into Material Definitive Agreements

Acquisition of Viagoo Pte Ltd.

On June 19, 2020, Muliang Agritech Inc. (“Muliang” or the “Company”) entered into a Share Exchange Agreement (“SEA”) with Viagoo Pte Ltd.. (“Viagoo”) and all the shareholders of Viagoo (“Viagoo Shareholders”) for the acquisition of 100% equity interest of Viagoo.

Viagoo is a Singapore-based logistics sharing platform that enables shippers and carriers to share and optimize resources to lower cost and increase efficiency. From last mile delivery to cross border transportation, the platform provides digital transaction contracts for customers to source for service providers to deliver goods and services in a convenient manner. Viagoo partners with various Singapore agencies to promote the platform to support urban logistics need in Singapore, such as Enterprise Singapore, a government agency to support Singapore small and medium businesses, and Singapore Logistics Association.

Pursuant to the SEA, Muliang shall purchase from Viagoo Shareholders all of Viagoo Shareholder’s right, title and interest in and to the Viagoo’s capital stock(“Shares”). The aggregate purchase price for the Shares shall be US$2,830,800, payable in 1,011,000 shares (the “Compensation Shares”) of the Company’s restricted common stock, valued at $2.80 per share.

The foregoing description of the SEA does not purport to be complete and is qualified in its entirety by reference to the complete text of the SEA, which is filed as Exhibit 10.1.

Performance Earnout Agreement

On June 19, 2020, the Company entered into an Earnout Agreement with Viagoo and the former shareholders of Viagoo. Pursuant to this Earnout Agreement, the Company shall pay the former shareholders of Viagoo additional performance-related bonus up to 4,357,143 shares of Company’s common stock upon achievement of certain milestones by Viagoo on a pro-rata basis. The details of the payment plan are as the following:

a)	An aggregate of 1,500,000 shares (or part thereof) of Muliang Share, to be allocated among the Sellers as set forth in Exhibit A, upon proportionate achievement of audited revenue of $12,175,000 or part thereof and net profit before tax of at least $626,000 or part thereof by Viagoo for the fiscal year ended 2021;

b)	An aggregate of 1,428,572 shares (or part thereof) of Muliang Share, to be allocated among the Sellers as set forth in Exhibit A, upon proportionate achievement of audited revenue of $33,454,000 or part thereof and net profit before tax of at least $4,407,000 or part thereof by Viagoo or the fiscal year ended 2022;

c)	An aggregate of 1,428,571 shares (or part thereof) of Muliang Share, to be allocated among the Sellers as set forth in Exhibit A, upon proportionate achievement of audited revenue of $48,629,000 or part thereof and net profit before tax of at least $6,767,000 or part thereof by Viagoo for the fiscal year ended 2023;

The foregoing description of the Earnout Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.2.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above under the caption “Securities Exchange Agreement” is incorporated herein by reference into this Item 2.01.

Item 3.02  Unregistered Sale Of Equity Securities

The information above in Item 1.01 is incorporated herein by reference in response to this Item 3.02. The Company relied upon an exemption from the registration requirements under Regulation S promulgated under the Securities Act, in connection with the issuance of the Shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment

Effective on the date of the closing of the above describe acquisition, Mr. Shaw Cheng “David” Chong was appointed and employed as Company’s Chief Financial Officer. Mr. Chong’s biographical information is set forth below:

Shaw Cheng “David” Chong, Chief Financial Officer (age 58)

Mr. David Chong Shaw Cheng has over 30 years working experience in medium and large private and publicly listed manufacturing companies. Familiar with navigating China, US, Europe, Singapore and other capital markets, his expertise includes international financial management, operations, auditing, funding, business development, internal control maintenance, corporate governance and investor relations. He has qualifications in professional accountancy studies from ACCA (the Association of Chartered Certified Accountants). Mr. Chong was China Financial Controller for Amtek Engineering Ltd (SGX: Amtek Engineering) from 1991 to 2006. From 2007 to 2010 he was Strategic Advisor to both Yan Zhi Hong Shoe Manufacturer Ltd as well as China Recycling Energy Corporation (Nasdaq: CREG), and later in 2010 become CREG’s Investor Relationship Director prior to assuming the role of Chief Financial Officer from 2011 to mid-2015, and reverting to Strategic Advisor till May 2016. From May 2015 to March 2019 Mr Chong served as Managing Director (Asia) of Hover Energy LLC, and concurrently from March 2016 to December 2016, he acted as Treasurer/Interim President of Nutrastar International. Mr. Chong became board advisor to NexG in November 2016 and was subsequently appointed as Chief Financial Officer of NexG in January 2017 till April 2018, and Chief Financial Officer of Qourier from April 2018 to December 2019. From Jan 2020 Mr Chong was appointed advisor to Viagoo Pte Ltd. Mr Chong also serves on as Independent Board Member of Fei Yue Community Services and Fei Yue Family Service Centre of Singapore.

On June 19, 2020, the Board of the Company appointed Mr. Nunissait Tjandra as a Director of the Board of the Company, effective immediately. The biographical information of Mr. Nunissait Tjandra is set forth below:

Director Appointment

Nunissait Tjandra, Director (age 57)

Mr. Tjandra obtained his Bachelor of Science major at National University of Singapore in 1989. He has over 30 years of working experience as a manager in various Technology companies. Mr. Tjandra was a System Manager of Microcraft Computer and Engineering Pte Ltd. from 1989 to 1992. From 1993 to 1997, he served as the Technical Marketing Manager of Canon Singapore Pte Ltd., where he led a team of support and marketing staffs to plan, manage and execute the digital line of products under the company. He also served as a Director of ECPOD Pte ltd from 1997 to 2003. Mr. Tjandra has been a Director and Co-Founder of TPS Asia Pacific Pte Ltd, a Director and Co-founder of TPS Solutions Hong Kong Limited, and the CEO and Co-founder of Viagoo Pte Ltd., where he manages and executes the company business and operation strategies of the company.

Family Relationships

There are no family relationships between the above officers or directors and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As Company’s Chief Financial Officer, Mr. Chong will be provided with the following compensation: (a) Company shall issue 50,000 of restricted common stock upon the commencement of his employment, with an annual compensation in cash of $100,000, payable monthly; (b) additional 50,000 upon Company’s successful listing on a national exchange; and (c) during the directorship term, the Company will reimburse for all reasonable out-of-pocket travel expenses incurred by the director in attending any in-person meetings, provided that the director complies with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement dated June 19, 2020
10.2	Earnout Agreement dated June 22, 2020
10.3	Employment Agreement between David Chong and the Company dated June 19, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULIANG AGRITECH INC.

Date: June 25, 2020	By:	/s/ Lirong Wang
	Name:	Lirong Wang
	Title:	CEO

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